780 NORTH WATER STREET MILWAUKEE, WI 53202-3590 TEL 414-273-3500 FAX 414-273-5198 www.gklaw.com GODFREY & KAHN, S.C. MILWAUKEE APPLETON GREEN BAY WAUKESHA LAFOLLETTE GODFREY & KAHN MADISON

March 20, 2006

As Wisconsin corporate counsel for Artisan Funds, Inc. (the “Registrant”), we consent to the incorporation by reference of our opinion for each of the Registrant’s series, filed with the Registrant’s registration statement on Form N-1A, Securities Act File No. 33-88316, on each of the dates listed below:

Series	Date of Opinion	Date of Filing
Artisan Mid Cap Fund	April 10, 1997	April 11, 1997

Artisan Small Cap Value Fund	June 6, 1997	June 6, 1997

Artisan Mid Cap Fund-Institutional Shares	April 28, 2000	April 28, 2000

Artisan Mid Cap Value Fund-Investor Shares	November 30, 2000	November 30, 2000

Artisan International Small Cap Fund-Investor Shares	September 4, 2001	September 4, 2001

Artisan International Value Fund-Investor Shares	June 6, 2002	June 7, 2002

In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required under Section 7 of said Act.

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

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